UNITED STATES

      SECURITIES and EXCHANGE COMMISSION

     WASHINGTON, D.C. 20549

      FORM 8-K

     Current Report Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):

     July 2, 2008

     Tengasco, Inc.
     (Exact Name of Registrant as specified in its charter)

     Commission File Number 1-15555

Tennessee                          87-0267438
(State or other jurisdiction of (I.R.S. Employer Identification No.)
incorporation or organization)

     10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
     (Address of Principal Executive Office

     (865) 675-1554

     (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 2, 2008, the Company closed its agreement with Black Diamond Oil, Inc. to purchase from Black Diamond approximately 80 barrels per day of oil producing properties and related leases and equipment in Rooks County, Kansas for $5.35 million effective with gas production beginning June 1, 2008. The assets purchased by the Company include producing oil wells and saltwater disposal wells, equipment, and the underlying working interests in leases comprising what is known as the Riffe field that had been owned and operated by Black Diamond for many years. The purchase price for these assets was paid for by the Company primarily from borrowings in the amount of approximately $5.35 under its credit facility with Sovereign Bank and the use of cash flow from operations.

Item 9.01 Financial Statements and Exhibits

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that a Report on Form 8-K announcing the closing of the agreement referred to in Item 1.01 was due to be filed.

(b) PRO FORMA FINANCIAL INFORMATION

The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that a Report on Form 8-K announcing the closing of the agreement referred to in Item 1.01 was due to be filed.

The following exhibits are filed herewith:

99.1 press release dated July 2, 2008

     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 2, 2008
                                   Tengasco, Inc.

                                   By: s/Jeffrey R. Bailey

                                    Jeffrey R. Bailey,
                                    Chief Executive Officer